QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5

[MPP LETTERHEAD]

November 14, 2003

UnionBanCal Corporation
400 California Street
San Francisco, CA 94104-1302

  Re: Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to UnionBanCal Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, $1.00 par value, of UnionBanCal Corporation (the "Shares") pursuant to a Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "SEC"), which Shares are issuable in connection with the Agreement and Plan of Merger and Reorganization, dated as of September 25, 2003, as amended on October 30, 2003 by and among the Company, Union Bank of California, N.A, Business Bancorp and Business Bank of California (the "Merger Agreement").

        In rendering the opinions herein, we have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company as we have deemed necessary or advisable for purposes of this opinion. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

        Based upon the foregoing and the other assumptions contained herein, it is our opinion that the Shares have been duly authorized, and when issued and delivered in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

        This opinion is limited to the General Corporation Law of the state of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, which is being filed by the Company in connection with the registration of the Shares under the Securities Act.

Very truly yours,
/s/ MANATT, PHELPS & PHILLIPS, LLP

QuickLinks

  Exhibit 5